UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2025

Liquidity Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-51813	52-2209244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6931 Arlington Road Suite 460
Bethesda, Maryland		20814
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 202 4676868

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LQDT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

The Board of Directors (the “Board”) of Liquidity Services, Inc. (the “Company”) appointed Paul J. Hennessy, as a director of the Company and a member of the Corporate Governance and Nominating Committee (the “Governance Committee”) and the Audit Committee of the Board, effective October 1, 2025. Mr. Hennessy will serve as a Class II Director until the Company’s 2026 Annual Meeting of Stockholders or until his earlier resignation or removal. Mr. Hennessy appointment fills a vacancy created by the Board’s determination to expand the size of the Board from seven to eight directors.

Mr. Hennessy is an experienced CEO with over 30 years of leadership experience focused on growing and optimizing innovative, market leading technology and marketplace businesses. He has served as the Chief Executive Officer of Shutterstock, Inc. (NYSE: SSTK) since July 2022 and as a member of Shutterstock's board of directors since April 2015. From June 2016 to May 2022, Mr. Hennessy served as Chief Executive Officer and member of the board of directors of Vroom, Inc., a provider of AI-powered analytics, financing and digital services for automotive dealers and consumers of pre-owned vehicles. Prior to joining Vroom, from April 2015 through June 2016, Mr. Hennessy served as Chief Executive Officer of Priceline.com, a pioneer in online travel and travel related reservation and search services. From November 2011 to March 2015, Mr. Hennessy served as Chief Marketing Officer of Booking.com, an online booking accommodations provider. From July 2006 to October 2011, Mr. Hennessy was Chief Distribution Officer of Priceline.com. Mr. Hennessy holds a B.S. in marketing management from Dominican College and an M.B.A. from Long Island University.

The Board has determined that Mr. Hennessy qualifies as an independent director under all standards applicable to his service on the Board and as a member of the Governance Committee and the Audit Committee.

As of the date hereof, (1) there are no transactions in which Mr. Hennessy has an interest requiring disclosure under Item 404(a) of Regulation S-K; (2) there are no family relationships between him and any other executive officer or director of the Company; and there is no other arrangement or understanding between Mr. Hennessy and any other persons or entities pursuant to which Mr. Hennessy was appointed as a director of the Company.

Mr. Hennessy will be compensated for his services as a director consistent with the Company’s compensation policies for non-employee directors approved by the Compensation Committee of the Board for calendar year 2025, including annual cash retainers for service as directors and as members of Board committees, and grants of equity compensation under the Company’s Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan, as amended.

In addition, Mr. Hennessy entered into an Indemnification Agreement with the Company, dated June 16, 2025, consistent with all of the Company’s directors and officers, on substantially the form attached as Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q, filed with the SEC on February 2, 2023.

Item 7.01. Regulation FD Disclosure.

On June 19, 2025, Liquidity Services, Inc. (the “Company”) issued a press release announcing the appointment of Mr. Hennessy to the Board. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 and the related Item 9.01, including the press release furnished as Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any of the Company’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release, dated June 19, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: June 20, 2025	By:	/s/ Mark A. Shaffer
	Name:	Mark A. Shaffer
	Title:	Chief Legal Officer and Corporate Secretary